UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under §240.14a-12

SUNRISE REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

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Sunrise Realty Trust Announces ISS and Glass Lewis Support for Merger-Related Proposals

WEST PALM BEACH, Fla., Oct. 13, 2026 – Sunrise Realty Trust, Inc. (“SUNS” or the “Company”) (Nasdaq: SUNS), a lender on the Tannenbaum Capital Group (“TCG”) Real Estate platform, today announced that independent proxy advisory firms Institutional Shareholder Services Inc. (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”) each recommended that SUNS stockholders vote “FOR” both proposals at the Company’s October 23, 2026 special meeting of stockholders (the “Special Meeting”), consistent with the Company’s Board of Directors’ unanimous recommendation: (1) approval of the issuance of approximately 8,464,955 shares of SUNS common stock in connection with the Company’s proposed merger with Southern Realty Trust Inc. (“SRT”) (the “Merger”) (the “Stock Issuance Proposal”) and (2) adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in support of the Stock Issuance Proposal. ISS issued its recommendation on October 1, 2026, and Glass Lewis on October 6, 2026.

About Sunrise Realty Trust, Inc.

Sunrise Realty Trust, Inc. (Nasdaq: SUNS) (“SUNS” or the “Company”) is an institutional commercial real estate (“CRE”) lender providing flexible financing solutions to sponsors of CRE projects located primarily in the Southern United States. It focuses on transitional CRE business plans with the potential for near-term value creation, collateralized by top-tier assets predominantly located in established and rapidly expanding Southern markets. For additional information regarding the Company, please visit www.sunriserealtytrust.com.

About TCG Real Estate

TCG Real Estate refers to a group of affiliated CRE-focused debt vehicles, including a Nasdaq-listed mortgage real estate investment trust (“REIT”), Sunrise Realty Trust, Inc. (Nasdaq: SUNS), and a private mortgage REIT, Southern Realty Trust Inc. The funds provide flexible financing on transitional CRE properties that present opportunities for near-term value creation, with a focus on top-tier CRE assets located primarily within markets in the Southern U.S. benefiting from economic tailwinds with growth potential. For additional information regarding TCG Real Estate, please visit www.theTCG.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the closing of the Merger. Words such as “believes,” “expects,” “will,” “intends,” “plans,” “estimates,” “projects,” “may,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions and are not guarantees of future performance, conditions or results. Certain factors could cause actual results and performance to differ materially from those projected in these forward-looking statements, including risks related to the proposed Merger, including the risk that the Merger is not completed on the anticipated terms or timeline, or at all; the failure to obtain the required approvals of SUNS or SRT stockholders or to satisfy the other closing conditions to the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the failure to realize the anticipated benefits of the Merger, the effect of the announcement or pendency of the Merger on the parties’ business relationships and operating results; the risk of stockholder litigation in connection with the Merger; risks related to diverting the attention of management from ongoing business operations; the effect of the announcement or consummation of the Merger on the market price of SUNS common stock; and the other factors described in SUNS’ filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of SUNS’ Annual Report on Form 10-K filed on March 12, 2026, and subsequently filed Quarterly Reports on Form 10-Q. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect SUNS or SRT. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, SUNS filed a definitive proxy statement on Schedule 14A with the SEC on September 18, 2026 (the “Proxy Statement”) and expects to file any other relevant materials with the SEC, relating to a special meeting of SUNS stockholders. This press release is not a substitute for the Proxy Statement or any other document that SUNS may file with the SEC and send to its stockholders in connection with the proposed Merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when available) and other documents filed by SUNS with the SEC through the website maintained by the SEC at www.sec.gov, on SUNS’ website at www.sunriserealtytrust.com or by contacting SUNS’ Investor Relations at ir@theTCG.com.

Participants in the Solicitation

SUNS and its directors and executive officers may be deemed to be participants in the solicitation of proxies from SUNS stockholders in connection with the proposed Merger. Information about SUNS’ directors and executive officers is set forth in SUNS’ proxy statement for its 2026 annual meeting of stockholders and its other filings with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials filed with the SEC in connection with the Merger when they become available.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Investor Relations Contact

Robyn Tannenbaum

561-510-2293

ir@thetcg.com

Media Contact

Doug Allen

Dukas Linden Public Relations

646-722-6530

TCG@DLPR.com

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